Registration No. 333-_____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                              HARLEY-DAVIDSON, INC.
             (Exact name of registrant as specified in its charter)

            Wisconsin                                            39-1382325
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

       3700 West Juneau Avenue
        Milwaukee, Wisconsin                                       53208
(Address of principal executive offices)                         (Zip Code)

     Harley-Davidson, Inc. 2001 York Hourly-Paid Employees Stock Option Plan
                            (Full title of the plan)

                                  Gail A. Lione
                  Vice President, General Counsel and Secretary
                              Harley-Davidson, Inc.
                             3700 West Juneau Avenue
                           Milwaukee, Wisconsin 53208
                                 (414) 343-4680
 (Name, address and telephone number, including area code, of agent for service)

                           ---------------------------
                         CALCULATION OF REGISTRATION FEE
================================================================================
                                      Proposed        Proposed
  Title of            Amount          Maximum         Maximum        Amount of
Securities to         to be        Offering Price     Aggregate     Registration
be Registered      Registered(1)     Per Share      Offering Price      Fee
================================================================================
Common Stock,
$.01 par value     300,000 shares    $46.03(2)      $13,809,000(2)   $3,453.00

Preferred Stock
Purchase Rights    300,000 rights       (3)              (3)             (3)
--------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares of Common Stock (and related Preferred Stock Purchase Rights) that may become issuable as a result of stock splits, stock dividends, or similar transactions pursuant to the anti-dilution provisions of the 2001 York Hourly-Paid Employees Stock Option Plan.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purposes of calculating the registration fee based on the average of the high and low prices of Harley-Davidson, Inc. Common Stock on the New York Stock Exchange consolidated reporting system on May 6, 2001.

(3) The value attributable to the Preferred Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

                           ---------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents filed by Harley-Davidson, Inc. (the "Company") with the Commission are hereby incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

          2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

          3. The description of the Company's Common Stock contained in Item 4 of the Registration of Securities of Certain Successor Issuers on Form 8-B, dated June 21, 1991 (File No. 1-8193), including any amendment or report filed for the purpose of updating such description.

          4. The description of the Company's Preferred Share Purchase Rights contained in the Registration Statement on Form 8-A of Harley-Davidson, Inc. dated as of February 18, 2000 (Commission File No. 1-9183), including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.


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

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          The Harley-Davidson, Inc. 2001 York Hourly-Paid Employees Stock Option Plan (the "Plan") provides that, in addition to such other rights of indemnification as they may have as members of the Board of Directors of the Company (the "Board"), or the Human Resources Committee of the Board (the "Committee"), the members of the Committee and the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act in connection with the adoption, administration, amendment or termination of the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee or Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member's own behalf.

          Article V of the Company's By-Laws requires that the Company shall, to the fullest extent permitted or required by Sections 180.0850 to 180.0859, inclusive, of the Wisconsin Business Corporation Law, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and Officers against any and all liabilities, and advance any and all reasonable expenses, incurred thereby in any proceedings to which any such Director or Officer is a party because he or she is or was a Director or Officer of the Company. The Company shall also indemnify an employee who is not a Director or Officer, to the extent that the employee has been successful on the merits or otherwise in defense of a proceeding, for all expenses incurred in the proceeding if the employee was a party because he or she is or was an employee of the Company. The rights to indemnification granted under the By-Laws shall not be deemed exclusive of any other rights to indemnification against liabilities or the advancement of expenses which a Director, Officer or employee may be entitled under any written agreement, Board resolution, vote of shareholders, the Wisconsin Business Corporation Law or otherwise. The Company may, but shall not be required to, supplement the foregoing rights to indemnification against liabilities and advancement of expenses under this paragraph by the purchase of insurance on behalf of any one or more of such Directors, Officers or employees, whether or not the Company would be obligated to indemnify or advance expenses to such Director, Officer or employee under this paragraph. All capitalized terms used in this paragraph and not otherwise defined herein shall have the meaning set forth in Section 180.0850 of the Wisconsin Business Corporation Law.


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

          The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-Laws is not exclusive of any other rights to which a director or officer of the Company may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

          The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not Applicable.

Item 8.   Exhibits.
          --------

          The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

Item 9.   Undertakings.
          ------------

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration


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
statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on May 14, 2001.

                                        HARLEY-DAVIDSON, INC.


                                        By: /s/ Jeffrey L. Bleustein
                                            ------------------------------------
                                            Jeffrey L. Bleustein
                                            Chairman and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below as of May 14, 2001, by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints James M. Brostowitz, James L. Ziemer and Gail A. Lione, and each of them individually, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Signatures                                 Title
     ----------                                 -----

/s/ Jeffrey L. Bleustein              Chairman, Chief Executive Officer and
------------------------------------  Director (Principal Executive Officer)
Jeffrey L. Bleustein


/s/ James L. Ziemer                   Vice President and Chief Financial Officer
------------------------------------  (Principal Financial Officer)
James L. Ziemer


/s/ James M. Brostowitz               Vice President, Controller and Treasurer
------------------------------------  (Principal Accounting Officer)
James M. Brostowitz


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
     Signatures                                 Title
     ----------                                 -----


/s/ Barry K. Allen                    Director
------------------------------------
Barry K. Allen


/s/ Richard I. Beattie                Director
------------------------------------
Richard I. Beattie


/s/ Richard J. Hermon-Taylor          Director
------------------------------------
Richard J. Hermon-Taylor


/s/ Donald A. James                   Director
------------------------------------
Donald A. James


/s/ Richard G. LeFauve                Director
------------------------------------
Richard G. LeFauve


/s/ Sara L. Levinson                  Director
------------------------------------
Sara L. Levinson


/s/ James A. Norling                  Director
------------------------------------
James A. Norling


/s/ Richard F. Teerlink               Director
------------------------------------
Richard F. Teerlink


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
                                  EXHIBIT INDEX

     Harley-Davidson, Inc. 2001 York Hourly-Paid Employees Stock Option Plan
     -----------------------------------------------------------------------

Exhibit No.                    Description
-----------                    -----------

(4.1)          Harley-Davidson, Inc. 2001 York Hourly-Paid Employees Stock
               Option Plan.

(4.2) Rights Agreement, dated as of February 17, 2000, between Harley-Davidson, Inc. and Firstar Bank, N.A. [Incorporated by reference to Exhibit (4.1) to the Registration Statement on Form 8-A of Harley-Davidson, Inc. dated as of February 18, 2000 (Commission File No. 1-9183)].

(5)            Opinion of Foley & Lardner

(23.1)         Consent of Ernst & Young LLP

(23.2)         Consent of Foley & Lardner (contained in Exhibit (5) hereto)


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